UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Genpact Limited, a Bermuda company (“Genpact” or the “Company”), held its annual general meeting of shareholders (the “Annual Meeting”) at Devonshire House, Mayfair Place, London, W1J 8AJ, United Kingdom, at 10:00 a.m. local time.  At the Annual Meeting, Genpact shareholders approved two proposals. The proposals are described in detail in Genpact’s previously filed Proxy Statement related to the Annual Meeting.

Proposal 1

Genpact shareholders elected ten individuals to the Board as set forth below:

	Number of Shares For	Number of Shares Withheld	Broker non-votes

N.V. Tyagarajan	191,820,898	4,340,391	11,053,529
Robert G. Scott	192,935,837	3,225,452	11,053,529
John W. Barter	194,354,194	1,807,095	11,053,529
Amit Chandra	190,604,274	5,557,015	11,053,529
Laura Conigliaro	194,354,244	1,807,045	11,053,529
David Humphrey	186,542,498	9,618,791	11,053,529
Jagdish Khattar	194,229,459	1,931,830	11,053,529
James C. Madden	192,974,206	3,187,083	11,053,529
Mark Nunnelly	191,984,810	4,176,479	11,053,529
Mark Verdi	192,484,964	3,676,325	11,053,529

Proposal 2

Genpact shareholders ratified the appointment of KPMG as the Company’s independent registered public accounting firm for the 2013 fiscal year as set forth below:

Ratification of Independent Registered Public Accounting Firm
Votes cast in favor	205,827,925
Votes cast against	1,335,088
Votes abstaining	51,805

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: May 10, 2013	By:	/s/ Heather White
	Name:	Heather White
	Title:	Vice President & Senior Legal Counsel